SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

Commission File Number 000-32501

_____________

REED’S, INC.

_____________

(Exact name of registrant as specified in its charter)

Delaware	35-2177773
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

13000 South Spring Street
Los Angeles, California	90061
Address of principal executive offices	Zip Code

(310) 217-9400

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Name of each exchange where registered
Common Stock, $.0001 par value per share	NYSE MKT

Securities registered pursuant to Section 12(g) of the Act: None

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

At the Company’s December 20, 2013 Annual Meeting of Shareholders, the Company’s shareholders re-elected the existing the existing board of directors and ratified the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for fiscal 2013, approved on an advisory basis the compensation paid to the Company’s named executive officers and approved a frequency of three years for the ongoing approval on an advisory basis the compensation paid to the Company’s named executive officers. The Company’s shareholders turned down a shareholder proposal entitled “Proxy Access for Shareholders”. Of the 12,882,588 shares of common stock outstanding on the record date of November 14, 2013, a total of 9,599,031 shares were voted in person or by proxy, representing 74.5% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1.	Election of Directors

		Vote	Votes	Broker
	Vote For	Against	Withheld	Non-Vote
Christopher J. Reed	4,998,882	–	658,640	3,941,509
Judy Holloway Reed	4,841,625	–	815,897	3,941,509
Mark Harris	4,632,355	–	1,025,167	3,941,509
Daniel S.J. Muffoletto	3,567,408	–	2,090,114	3,941,509
Michael Fischman	4,438,641	–	1,218,881	3,941,509

2.	Proposal to ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for fiscal 2013.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
9,294,747	53,714	250,570	–

3.	Proposal to adopt the resolution approving on an advisory basis the compensation paid to the Company’s named executive officers.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
4,969,966	620,516	67,040	3,941,509

4.	Proposal for the frequency for the advisory vote on the compensation of our named executive officers.

				Broker
3 Years	2 Years	1 Year	Abstain	Non-Vote
4,205,912	183,649	1,259,785	8,176	3,941,509

5.	Shareholder Proposal entitled “Proxy Access for Shareholders”.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
882,408	4,677,135	97,979	3,941,509

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reed’s, Inc.
(Registrant)

Date: December 23, 2013	By:	/s/ James Linesch
	Name: Title:	James Linesch Chief Financial Officer

3